CONFIDENTIAL LOAN AGREEMENT

Borrower:	Raven Gold Corp. (the “Company”)

Lender	RPMJ Corporate Communications Ltd. (the “Lender”)
#7- Magnolia Place
Osoyoos B.C., Canada VOH 1V1

Structure:	Loan (“LOAN”)

Date of Agreement:	May 17, 2007 (the “Closing Date”)

Effective Date of
Agreement:	August 11, 2006 (the “Effective Date”)

Principal:	$50,000 USD

Period:	From Closing Date and until the Maturity Date (the “Term”)

Loan Due:	June 25, 2007 (the “Maturity Date”)

Interest:	7% annually (“Interest”), to commence accruing on May 1, 2007

Terms:
This Agreement is being entered into by the Company and the Lender in order to formalize the terms of the Loan made by the Lender to the Company on the Effective Date. The parties mutually acknowledge and agree that this Agreement is being entered into on the Closing Date, and that the Effective Date is the first date on which the Company had actual full right and legal authority to enter into, fully perform under, and be legally bound by this Agreement in accordance with its terms without violating the rights of any other person.

At the end of Term the Company shall arrange to pay the Lender principal plus Interest. Interest is calculated at 7% annually and shall commence accruing on May 1, 2007. At any time during the Term of this Agreement the Lender may at its discretion demand some or all of the principal plus owed interest.

Confidentiality:
The parties agree to keep this Agreement and its contents confidential and not to distribute it to, or discuss it with, any third party (other than the parties' legal and financial advisors, who shall be informed of the confidential nature of this document) without the prior express consent of the parties. Notwithstanding the foregoing, the Lender acknowledges and agrees that the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC"), upon the execution of this Agreement, setting forth the terms of this Agreement and filing a copy of this Agreement as an exhibit thereto. The Lender further acknowledges and agrees that the Company shall have the right to make any filing with the SEC or disclose the terms of this Agreement, without the prior approval of Lender if such disclosure is required by law, court order or the SEC rules or regulations.

The undersigned parties hereby represent and warrant that this term sheet has been duly authorized, executed and delivered.

RAVEN GOLD CORP.	LENDER

By: /s/ Gary Haukeland Name: Gary Haukeland	By: /s/ Patricia Shull Name: Patricia Shull
Title: Chief Executive Officer	Title: President